UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

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☐	Definitive Information Statement

XSPAND PRODUCTS LAB, INC.

(Name of Registrant As Specified In Charter)

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XSPAND PRODUCTS LAB, INC.

909 New Brunswick Avenue

Phillipsburg, New Jersey 08865

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

To the Holders of Common Stock of Xspand Products Lab, Inc.:

This Information Statement is first being furnished on or about July   , 2018 to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”) of Xspand Products Lab, Inc., a Nevada corporation (the “Company”), as of the close of business on July 5, 2018 (the “Record Date”), to inform the stockholders of actions already approved by written consent of our stockholders holding approximately 64.96% of the Common Stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the action approved by written consent will not be effective until at least 20 calendar days after the furnishing of this Information Statement to our stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The following action was authorized by written consent of the holders of a majority of our outstanding Common Stock:

1.	Approval of the issuance of a number of shares of the Company’s Common Stock pursuant to the Membership Interest Purchase Agreement (the “Purchase Agreement”) entered into on June 29, 2018, by and among the Company, Edison Nation Holdings, LLC (“Edison Nation”), and Edison Nation’s members party thereto, and the documents executed in connection therewith (the “Acquisition”) which could, under certain circumstances that may occur in the future, exceed 20% of the number of shares of the Company’s Common Stock outstanding as of the date of the Purchase Agreement (the “Acquisition Stock Issuance”), to comply with Rule 5635 of the Nasdaq Stock Market (the “Acquisition Stock Issuance Approval”).

The enclosed information statement contains information pertaining to the matter acted upon.

Pursuant to rules adopted by the Securities and Exchange Commission, you may access a copy of the information statement at https://ir.xspandproductslab.com.

This is not a notice of a meeting of stockholders and no stockholders’ meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION.

This Information Statement will serve as written notice to stockholders of the Company pursuant to Nevada law and the Company’s bylaws.

By Order of the Board of Directors,

/s/ Christopher B. Ferguson
Christopher B. Ferguson
Chief Executive Officer and Chairman
July , 2018

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF XSPAND PRODUCTS LAB, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Xspand Products Lab, Inc.

909 New Brunswick Avenue

Phillipsburg, New Jersey 08865

Tel: (610) 829-1039

INFORMATION STATEMENT

(Preliminary)

July   , 2018

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being sent, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders of record as of July 5, 2018 (the “Record Date”) of common stock, par value $0.001 per share (the “Common Stock”), of Xspand Products Lab, Inc., a Nevada corporation (the “Company,” “we,” “our” or “us”), to notify the holders of the Common Stock (the “Stockholders”) of the following:

On June 28, 2018, the Company received a written consent in lieu of a meeting by the holders of approximately 64.96% of the voting power of the Common Stock, authorizing the approval of the issuance of a number of shares of the Company’s Common Stock pursuant to the Membership Interest Purchase Agreement (the “Purchase Agreement”) entered into on June 29, 2018, by and among the Company, Edison Nation Holdings, LLC (“Edison Nation”), and Edison Nation’s members party thereto (the “Members”, and together with Edison Nation, the “Sellers”), and the documents executed in connection therewith which could, under certain circumstances that may occur in the future, exceed 20% of the number of shares of the Company’s Common Stock outstanding as of the date of the Purchase Agreement (the “Acquisition Stock Issuance”), to comply with Rule 5635 of the Nasdaq Stock Market (the “Acquisition Stock Issuance Approval”).

This notice and Information Statement is first being provided to Stockholders on or about July   , 2018.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN ACTIONS TAKEN BY STOCKHOLDERS OWNING A MAJORITY OF THE OUTSTANDING COMMON STOCK.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Q. Why am I being furnished with this Information Statement?

A. The Exchange Act and Nevada law require us to provide you with information regarding the actions taken by written consent of stockholders in lieu of a meeting. Your vote is neither required nor requested.

Q. Was stockholder approval of the potential issuance of Common Stock pursuant to the Purchase Agreement and the documents executed in connection therewith required by Nevada law?

A. No. In general, there is no requirement under Nevada law that stockholder approval be obtained to issue the Company’s securities. However, stockholder approval of the issuance of our Common Stock is required under Nasdaq Listing Rule 5635. Nasdaq Listing Rule 5635 requires listed companies to obtain stockholder approval if in connection with the acquisition of the stock or assets of another company if the issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) exceeds 20% of the number of shares of Common Stock or 20% or more of the voting power outstanding before the issuance.

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Q. Why am I not being asked to vote?

A. Nevada law provides that, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the voting power. The Company’s articles of incorporation, as amended, and bylaws, as amended, permit stockholders holding not less than minimum number of votes required to authorize or take action at a meeting, to authorize or take action through a written consent. Holders of approximately 64.96% of our issued and outstanding Common Stock entitled to vote, executed a written consent dated June 28, 2018 approving the issuance of the shares of the Company’s Common Stock to the Members pursuant to the Purchase Agreement. Such approval is sufficient under Nevada law, and no further approval by our stockholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q. What do I need to do now?

A. Nothing. This Information Statement is furnished to you solely for your information and does not require or request you to do anything.

OUTSTANDING VOTING SECURITIES

As of the Record Date, our authorized capital stock consisted of 250,000,000 shares of Common Stock. As of July   , 2018, the Company had 4,368,930 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval.

On June 28, 2018, the holders of 2,838,000 shares of Common Stock representing approximately 64.96% of our voting power, executed and delivered to the Company a written consent approving the Acquisition Stock Issuance. Since the action has been approved by Stockholders owning a majority of the outstanding Common Stock and holding a majority of the outstanding voting power of the Company, no proxies are being solicited with this Information Statement.

ACQUISITION STOCK ISSUANCE

Background

On June 28, 2018, the Company’s board of directors unanimously approved the Acquisition and the holders of 2,838,000 shares of our Common Stock representing approximately 64.96% of our voting power, executed and delivered to the Company a written consent approving the Acquisition Stock Issuance.

On June 29, 2018, the Company, entered into the Purchase Agreement with the Sellers, pursuant to which Edison Nation will issue to the Company 100% of the voting membership interests (the “Membership Interests”) of Edison Nation, subject to the limited approval rights held by the Members as holders of preferred membership interests of Edison Nation (the “Preferred Members”). The closing of the transactions contemplated by the Purchase Agreement is subject to the fulfillment of certain customary conditions. Upon closing of the Purchase Agreement, the Company will become the 100% owner of the voting membership interests of Edison Nation (subject to the limited approval rights held by the Preferred Members) and its wholly-owned subsidiaries, Edison Nation, LLC, SafeTV Shop, LLC and Everyday Edisons, LLC (the “Acquired Subsidiaries”), including all of the rights and interests in Edison Nation’s inventor platform and marketplace, any related intellectual property and the other properties and assets of Edison Nation and the Acquired Subsidiaries, other than Edison Nation Medical, LLC, a wholly-owned subsidiary of Edison Nation, which is excluded from the Acquisition, Access Innovation, LLC, a subsidiary of Edison Nation and the membership interests of Access Innovation, LLC held by Edison Nation will be distributed to the Preferred Members promptly following the closing of the Acquisition and certain products being transferred to Allstar Marketing Group, LLC at closing. In addition, the Members will retain non-voting, preferred membership interests (subject to certain limited approval rights)(the “Preferred Membership Interests”), which will entitle them to a put right (the “Put Right”) to cause the Company to redeem all of the Preferred Membership Interests from the Members in exchange for the aggregate issuance of 990,000 shares of the Company’s Common Stock (the “Put Right Shares”).

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The Purchase Agreement

Pursuant to the Purchase Agreement, the Company agreed to pay aggregate consideration consisting of: (i) $700,000 in cash to Edison Nation ($550,000 of which will be used to purchase the membership interests of Access Innovation, LLC, which membership interests will then be subsequently distributed to the Members), (ii) $250,000 in cash to be used to pay off indebtedness of Edison Nation owed to holders of certain senior convertible debt and the assumption of the remaining balance of the senior convertible debt through the issuance to the holders of 4%, 5-year senior convertible notes (the “New Convertible Notes”), in the aggregate principal amount of the sum of $1,406,352 plus accrued but unpaid interest arising on the senior convertible debt through the closing date, which as of the date of the Purchase Agreement would be convertible into approximately 281,270 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), at the option of the holder of such New Convertible Notes (subject to certain adjustments as provided in the Purchase Agreement and the terms of the New Convertible Notes), (iii) the reservation of the Put Right Shares to be issued in exchange for the redemption of the Preferred Membership Interests in accordance with the terms of the Fifth Amended and Restated Limited Liability Company Agreement of Edison Nation (the “LLC Agreement”), and (iv) the issuance of approximately 550,346 shares of the Company’s Common Stock in satisfaction of the indebtedness represented by promissory notes payable by Edison Nation to Venture Six, LLC and Wesley Jones with a total principal balance of $4,127,601.94 as of the date of the Purchase Agreement.

Because the aggregate number of shares of Common Stock to be issued in satisfaction of the Put Right, the Wesley Jones and Venture Six promissory notes, and the potential conversion of the New Convertible Notes will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the shares or New Convertible Notes, on June 28, 2018, a written consent of holders representing a majority of the voting power of the Company entitled to vote with respect to the stock issuance and potential stock issuances pursuant to the Purchase Agreement and the documents executed in connection therewith was specifically provided in order to satisfy Nasdaq Rule 5635.

The Company’s indemnification rights under the Purchase Agreement are limited to a right of offset against, and to reduce, the number of Put Right Shares issuable upon exercise of the Put Right. Pursuant to the Purchase Agreement, the Company intends to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Members, which will provide those Members with demand and piggyback registration rights in respect of any registrable shares of the Company’s Common Stock held by them. In addition, the Company agreed to use its best efforts to cause Louis Foreman, a Member, manager, and principal of Edison Nation, to be nominated for election to the Company’s board of directors at the Company’s next annual meeting. The Purchase Agreement also contains representations, warranties, and other provisions customary for transactions of this nature.

The terms of the Purchase Agreement, the New Convertible Notes, the LLC Agreement and the Registration Rights Agreement are complex and only briefly summarized above. For further information, please refer to the descriptions contained in the Company’s Current Report on Form 8-K filed with the SEC on July 6, 2018, and the Purchase Agreement, the form of New Convertible Note, the LLC Agreement and the form of Registration Rights Agreement filed as exhibits to such report. The discussion herein is qualified in its entirety by reference to such filed documents.

Dissenters Rights

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the issuance of the Common Stock issued pursuant to the terms of the Purchase Agreement and the documents executed in connection therewith.

DESCRIPTION OF SECURITIES BEING ISSUED

In connection with the Acquisition, the Company will be issuing approximately 1,821,616 shares of its Common Stock (assuming the full conversion of the New Convertible Notes and using the aggregate principal and interest amounts outstanding under Edison Nation’s senior convertible debt and promissory notes as of the date of the Purchase Agreement). The shares issued in the Acquisition will have the same rights as the other shares of the Company’s Common Stock. The following description of our Common Stock and provisions of our articles of incorporation and bylaws are summaries and are qualified by reference to our articles of incorporation and bylaws.

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Common Stock

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of Common Stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of July   , 2018:

•	each stockholder known by us to beneficially own more than 5% of our outstanding Common Stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

The percentage of beneficial ownership is based on 4,368,930 shares of our Common Stock outstanding as of July   , 2018.

	Shares of Common Stock Beneficially Owned
Name of beneficial owner(1)	Number	Percentage
5% Stockholders
Stuart J. Ferguson	300,000	6.87%
Thomas S. Ferguson	300,000	6.87%
Lelainya D. Ferguson(2)	1,453,500	33.27%
Claudia McFillin(3)	182,250	4.17%
Stephen R. Mickelberg	162,000	3.71%
ACT Capital Management, LLLP (4)	405,000	9.27%
Named Executive Officers and Directors
Christopher B. Ferguson, Chairman(5)	1,755,750	40.19%
Kevin J. Ferguson	300,000	6.87%
John Marchese, Director	*	* %
Michael Palleschi, Director	*	* %
Richard Williams, Director	*	* %
Philip Anderson	*	* %
Bruce R. Bennett	*	* %
All directors and executive officers as a group (7 persons)	2,055,750	47.05%

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*Represents beneficial ownership of less than 1%.

(1)	Unless otherwise noted, the address for each stockholder listed in the table above is: c/o Xspand Products Lab, Inc., 909 New Brunswick Avenue, Philipsburg, New Jersey 08865.
(2)	Includes 1,453,500 shares held jointly with Mrs. Ferguson’s spouse, Christopher B. Ferguson.
(3)	Includes 2,250 shares held by Mrs. McFillin’s spouse, Phillip A. McFillin. Mrs. McFillin disclaims beneficial ownership of the shares.
(4)	The indicated ownership is based solely upon a Schedule 13G filed with the SEC by the beneficial owner on May 3, 2018 reporting beneficial ownership as of May 3, 2018. Amir L. Ecker and Carol G. Frankenfield are the General Partners of ACT Capital Management, LLLP (“ACT”) and may be deemed a beneficial owner of the shares. The address for ACT is 100 W. Lancaster Ave., Suite 110, Wayne, Pennsylvania 19087.
(5)	Includes 1,453,500 shares held jointly with Mr. Ferguson’s spouse, Lelainya D. Ferguson.

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters consented to by the stockholders holding at least a majority of the voting power, other than in their roles as an officer, director or director nominee.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Xspand Products Lab, Inc. 909 New Brunswick Avenue, Philipsburg, New Jersey 08865.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward looking statements that involve risks and uncertainties, some of which are beyond our control. These statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this Information Statement, are forward-looking statements. Forward-looking statements appear in a number of places in this Information Statement and may include statements regarding the anticipated closing of the Acquisition contemplated by the Purchase Agreement. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Information Statement. Before you invest in our securities, you should be aware that the occurrence of the events described in this Information Statement could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Information Statement to conform our statements to actual results or changed expectations.

INDEPENDENT AUDITORS

The consolidated financial statements of the Company as of December 31, 2017 and 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference herein in reliance upon the reports of Marcum LLP, an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States).

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR system.

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A copy of any public filing is also available, at no cost, by writing to Xspand Products Lab, Inc. 909 New Brunswick Avenue, Philipsburg, New Jersey 08865. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

This Information Statement incorporates by reference the following documents with respect to the Company:

•	Xspand’s Annual Report on Form 10-K for the year ended December 31, 2017;

•	Xspand’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018; and

•	Xspand’s Current Reports on Form 8-K filed on May 24, 2018, June 8, 2018, and July 6, 2018.

You can obtain copies of the documents incorporated by reference in this Information Statement with respect to the Company without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Information Statement, by requesting them in writing or by telephone from the Company at the following:

909 New Brunswick Avenue

Phillipsburg, New Jersey 08865

Attention: Philip Anderson, CFO
Telephone: (610) 829-1039

By Order of the Board of Directors,

/s/ Christopher B. Ferguson
Christopher B. Ferguson
Chief Executive Officer and Chairman

Dated: July , 2018

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